Exhibit 99.1

xG Technology, Inc. Announces 1-for-10 Reverse Stock Split Now Effective

Sarasota, Florida—December 15, 2016—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced that a 1-for-10 reverse split (the "Reverse Stock Split") of its common stock (the "Common Stock") became effective as of the close of business on Thursday, December 15, 2016, and the Common Stock will begin trading on a split-adjusted basis on Friday, December 16, 2016.

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 98372A 705.

Information to Stockholders

Continental Stock Transfer & Trust Company is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares following the Reverse Stock Split. Continental Stock Transfer & Trust Company may be reached for questions at (212) 509-4000.

More information on the Reverse Stock Split can be found in xG's Form 8-K, which was filed with the Securities and Exchange Commission on December 15, 2016. Additional information on xG's Reverse Stock Split will be available beginning on or about December 16, 2016 in "Frequently Asked Questions (December 2016)" on the Company's website at http://www.xgtechnology.com/about-xg-technology/investor-information/.

About xG Technology, Inc.

Founded in 2002, xG Technology has developed technologies that enable always-available, always-connected and always-secure voice, broadband data and video communications. The company’s brand portfolio includes xMax and Integrated Microwave Technologies (IMT).

xMax is a patented all-IP, software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. It provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR), making it ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xMax offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine and critical infrastructure.

IMT is a leading provider of mission-critical video solutions, advanced digital microwave systems and engineering, integration, installation and commissioning services serving the Broadcast, Sports & Entertainment and MAG (Military, Aerospace & Government) markets. Since its inception, IMT has focused on building a product portfolio that incorporates a high level of performance, reliability and build quality, extended operating ranges and compact form factors. IMT’s product lines include digital broadcast microwave video systems, compact microwave video equipment for licensed and license-free sports and entertainment applications, and wireless video solutions designed for use by state, local and federal police departments. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations

Daniel Carpini

xG Technology

daniel.carpini@xgtechnology.com

(941) 953-9035